Exhibit 10.4

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”), dated as of October 13, 2017, is by and between IXYS MERGER CO., LLC, a Delaware limited liability company (the “Subsidiary”), and BANK OF AMERICA, N.A., in its capacity as Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), dated as of March 4, 2016, by and among Littelfuse, Inc., a Delaware corporation, the Designated Borrowers, the Guarantors, the Lenders, and Bank of America, N.A., as Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

The Loan Parties are required by Section 6.12 of the Credit Agreement to cause the Subsidiary to become a “Guarantor”.

Accordingly, the Subsidiary hereby agrees as follows with the Agent, for the benefit of the Lenders:

1.     The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Agent, as provided in Article XI of the Credit Agreement, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof.

2.     The address of the Subsidiary for purposes of all notices and other communications is c/o Littelfuse, Inc., 8755 W. Higgins Road, Chicago, Illinois 60631, Attention: Assistant Treasurer (Facsimile No. 847-512-0340).

3.     The Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the Subsidiary under Article XI of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

4.     This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

5.     This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

IXYS MERGER CO., LLC

By: /s/ Ryan K. Stafford

Ryan K. Stafford

Manager

Acknowledged and accepted:

BANK OF AMERICA, N.A.,

as Agent

By:/s/ Melissa Mullis

Name: Melissa Mullis

Title: Assistant Vice President

IXYS MERGER CO., LLC

Joinder Agreement

Schedule 1
TO JOINDER AGREEMENT

Chief Executive Office: 8755 W. Higgins Road, Chicago, Illinois 60631

Tax Identification Number: This entity does not have a tax identification number.

Organization Identification Number: 6566883

Chief Place of Business of Subsidiary: 8755 W. Higgins Road, Chicago, Illinois 60631